THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

Certificate Number: NPFC/UST/CN/2021-02-01

DEMAND PROMISSORY NOTE

U.S. $5,000,000.00

THIS AGREEMENT, made 12 day of January 2022, by and between NEWPOINT FINANCIAL CORP., a Wyoming corporation (the "**Issuer**"); and NOVEA INC., a Wyoming Corporation ("**Holder**").

FOR VALUE RECEIVED and subject to the terms and conditions set forth herein, the Issuer unconditionally promises to pay to the order of the Holder the principal amount of U.S. $5,000,000.00 (five million U.S. dollars) (the "**Initial Principal Balance**") without interest.

1. **DEFINITIONS AND INTERPRETATION.** Capitalized terms used herein shall have the meanings set forth below:

"**Business Day**" means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City and London are authorized or required by law to close;

"**Collateral**" means an interest in the principal corpus of certain United States Treasuries as identified by CUSIP 912810QZ4, in an amount equal to the Outstanding Principal Balance of the Notes, registered and recorded with a UCC filing as security interest;

"**Debt Documents**" means this Note, the Security Agreement and the Note Issuance Agreement;

"**Note Issuance Agreement**" means a note issuance agreement dated 12 January 2022 between Newpoint Financial Corp. and Novea Inc.;

"**Obligations**" has the meaning ascribed to it in Section 9 hereto;

"**Outstanding Principal Balance**" means the Initial Principal Balance less the amount of the Initial Principal Balance that has been repaid to the Holder;

"**Scheduled Maturity Date**" means 12 January 2031; and

"**Security Agreement**" means a collateral pledge and security agreement dated 12 January 2022 between the Issuer and the Holder;

2. **PAYMENT ON DEMAND.** The entire Outstanding Principal Balance of this demand promissory note (this "Note") or any amount no less than U.S. $1,000,000.00 (one million U.S. dollars) shall be due and payable at any time, or from time to time, upon a demand made by Holder for any reason or no reason from and after the date hereof. All demands for repayment received by the Issuer prior to 3:00 P.M. Eastern Standard Time on a given business day shall be paid to the Holder within 7 (seven) Business Days.

3. **PREPAYMENT.** Prepayment of Outstanding Principal Balance may be made by the Issuer at any time without notice, premium or penalty. With the agreement of Holder, the Outstanding Principal Balance may be applied to all, or any part, of the purchase price of securities to be issued upon the consummation after the date hereof of an offering of securities by Issuer to Holder.

4. **SECURITY.** As security for payment of the Obligations under this Note, the Issuer and the Holder have entered into the Security Agreement. The Issuer and the Holder have agreed that all Obligations under this Note will be secured by a perfected first priority security interest in the Collateral as set out in the Security Agreement.

5. **INTEREST RATE.** This Note shall not accrue interest.

6. **MATURITY DATE.** All Outstanding Principal Balance hereunder shall be payable no later than (10) ten years after the date of this Note.

7. **REPRESENTATIONS AND WARRANTIES OF ISSUER.** The Issuer represents and warrants as follows as of the date hereof: (a) it is duly organized, validly existing and in good standing under the laws of its state of Delaware; (b) the execution, delivery and performance by the Issuer of this Note are within the Issuer's powers, have been duly authorized by all necessary actions, and do not contravene its organization documents; (c) no authorization or approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required for the due execution, delivery and performance by the Issuer of this Note excluding filings required pursuant to the Security Agreement; (d) this Note constitutes the legal, valid and binding obligation of the Issuer party thereto, enforceable against the Issuer in accordance with its terms, except to the extent enforceability is limited by bankruptcy, insolvency, fraudulent conveyance, moratorium and other laws for the protection of creditors generally and by general equitable principles; (e) to the best of the Issuer's knowledge and belief there is no pending, threatened action or proceeding materially affecting the Issuer before any governmental agency or arbitrator with respect to the transactions contemplated by this Note or which may materially adversely affect the property, assets or condition (financial or otherwise) of the Issuer.

8. **LATE CHARGES.** Any Outstanding Principal Balance not paid following a demand by the Holder, within the specified payment periods set out herein, will result in a late charge being incurred and payable by the Issuer in an amount equal to interest on such amount at the rate of fifteen percent (15%) per annum from the date such amount was due and payable until the same is paid in full.

9. **OBLIGATIONS.** The term "Obligations" shall mean the full and punctual observance and performance of all duties, covenants and responsibilities due to the Holder by the Issuer under this Note, including all indebtedness and liabilities of the Issuer to the Holder for the payment of money extending to the Outstanding Principal Balance, late charges, expense payments, liquidation costs, and expenses provided in this Note.

10. **EVENTS OF DEFAULT.** The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Note:

a. the failure of the Issuer to pay any sum due under this Note when due, whether by demand or otherwise, and such sum remains unpaid for ten (10) Business Days after the due date; and

b. any other Event of Default described in the Security Agreement.

11. **RIGHTS AND REMEDIES UPON DEFAULT.** Upon the occurrence of an Event of Default hereunder, the Holder, in the Holder's sole discretion and with prior written notice to the Issuer, may: (a) declare the entire Outstanding Principal Balance, together with all accrued interest and all other sums due under this Note, to be immediately due and payable; (b) exercise any or all rights, powers and remedies provided for in the Debt Documents or now or hereafter existing at law, in equity, by statute or otherwise.

12. **REGISTRATION OF THE NOTES.** No consent, license, approval, authorization or order of, or filing or registration with, any court or governmental agency is required due execution, delivery and performance of this Note or for the consummation of the Transactions contemplated thereby. The Holder understands that this Note is considered "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the "**Commission**") provide in substance that Holder may dispose of the Note only pursuant to an effective registration statement under the Securities Act or an exemption therefrom; and the Holder understands that the Issuer has no obligation or intention to register the Note, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder). Accordingly, the Issuer understands that under the Commission's rules, the Holder may dispose of the Note principally only in "**private placements**" that are

exempt from registration under the Securities Act, in which event the transferee will acquire **"restricted securities"** subject to the same limitations as in the hands of the Holder.

13. **RESTRICTIONS ON TRANSFER.** The Holder agrees: (1) that it will not sell, assign, pledge, give, transfer or otherwise dispose of the Note or any interest herein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Note under the Securities Act and all applicable State Securities Laws, or in a transaction that is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (2) that Issuer shall not be required to give effect to any purported transfer of this Note except upon compliance with the foregoing restrictions.

14. **REPLACEMENT OF NOTE.** If this Note is lost or destroyed, Issuer shall, at Holder's request, execute and return to Holder a replacement promissory note identical to this Note. No replacement of this Note shall result in a novation of the Issuer's obligations under this Note. The Issuer acknowledges the need to act promptly upon its receipt of the documentation evidencing any request by the Holder that the Note be replaced pursuant to this paragraph and agrees that the Issuer will meet the reasonable deadlines of the Holder provided that the Issuer has received the applicable documents at least ten (10) business days prior to such deadline.

15. **INDEMNIFICATION.** The Issuer hereby indemnifies and holds harmless the Holder, each of its affiliates and correspondents and each of their respective directors, officers, employees, agents and advisors (each an "Indemnified Party") from and against any and all actions, claims, damages, losses, liabilities, fines, penalties, costs and expenses (the "Losses") which may be incurred by the Indemnified Party or which may be claimed against the Indemnified Party by any person by reason of or in connection with the execution, delivery or performance of this Note, or action taken or omitted to be taken by the Holder under, this Note. Without prejudice to the survival of any other obligation of the Issuer hereunder, the indemnities and obligations of the Issuer contained in this paragraph shall survive the payment in full of all obligations hereunder.

The Issuer shall not be liable under this Section 15 for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties contained in this Agreement if the Holder had knowledge of such inaccuracy or breach prior to the execution hereof.

16. **LIMITED RECOURSE.** The Holder acknowledges that, notwithstanding any other provisions of this Agreement, the obligations of the Issuer under this Agreement are limited recourse obligations payable solely from the Collateral securing the Notes, and following liquidation of the Collateral and the application of the proceeds therefrom in and following the exhaustion thereof, all obligations of and all claims against the Issuer hereunder or arising in connection herewith shall thereupon be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of or arising in connection with this Agreement against any other asset of the Issuer or against any officer, director, employee, shareholder, administrator, or incorporator of the Issuer.

17. **NO PETITION.** The Holder agrees that, prior to the date that is one year and one day (or such longer preference period as shall then be in effect plus one day) after the payment in full of the Notes, it will not, nor will any of its affiliates, successors, or assigns, institute against the Issuer or join any other person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings or other similar proceedings under U.S. federal or state bankruptcy or similar laws.

18. **GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.**

19. **SUBMISSION OF JURISDICTION.** With respect to any claim or action arising hereunder, the parties hereto (i) irrevocably submit to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, New York, and appellate courts from any thereof, and (ii) irrevocably waive any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Note brought in any such court, and irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

20. **WAIVER OF VENUE.** Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

21. **WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT KNOWINGLY, VOLUNTARILY AND EXPRESSLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ENFORCING OR DEFENDING ANY RIGHTS ARISING OUT OF**

OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES HERETO ACKNOWLEDGE THAT THE PROVISIONS OF THIS SECTION 21 HAVE BEEN BARGAINED FOR AND THAT EACH SUCH PARTY HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION HEREWITH.

22. **NOTICES.** All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the addresses set forth herein. Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

23. **MISCELLANEOUS.** The section headings of this Note are for convenience only and shall not limit or otherwise affect any of the terms hereof. Aside from any other definitive agreement between the Issuer or its affiliates and the Holder referencing this Note, this Note and the Debt Documents constitute the entire agreement between the parties with respect to its subject matter and supersedes all prior letters, representations or agreements, oral or written, with respect thereto. This Note shall inure to the benefit of and be enforceable by the Holder and shall be binding upon and enforceable against the Issuer and the Issuer's successors and assigns. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, only such provision or provisions shall be deemed void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

ADDRESSES FOR NOTICES

ISSUER:

HOLDER:

IN WITNESS WHEREOF, this Note has been executed as of the date first written above.

NEWPOINT FINANCIAL CORP.
a Wyoming corporation

By: Keith D. Beekmeyer

Name: Keith Beekmeyer
Title: CEO

NEWPOINT FINANCIAL CORP.

ACKNOWLEDGED AND AGREED

NOVEA INC.
a Wyoming corporation

By: JAMES W QUINLAN

Name: James Quinlan
Title: CEO